UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2016

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive Allen, TX		75013
(Address of principal executive offices)		(zip code)

(972) 881-2900

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.01.	Completion of Acquisition or Disposition of Assets

On June 8, 2016, PFSweb, Inc. (the “Company”), entered into, and consummated the transactions contemplated by, a Share Purchase Agreement (the “Purchase Agreement”) dated June 8, 2016 with OLR (UK) Limited (the “Seller”), OLR Group Pty Ltd and Kenneth William Wehr.

Pursuant to the terms of the Purchase Agreement, PFS purchased from the Seller all of the outstanding capital stock (the “Shares”) of Conexus Limited, a UK corporation (“Conexus”).

In consideration for the purchase of the Shares, the Company paid an aggregate cash payment of £5,855,000, subject to a post-closing adjustment to be based upon a May 31, 2016 balance sheet analysis to be completed following the closing. In addition, the Company will pay up to an aggregate maximum of £1,445,000, subject to Conexus achieving certain operational and financial targets during the post-closing period ending December 31, 2016 (the “Earn-out Payments”). Up to 40% (but not to exceed £450,000) of the Earn-out Payments may be paid by the issuance of restricted shares of Company common stock, based on its then current market value at the time of issuance.

There is no prior material relationship between the Seller and the Company.

Item 8.01.	Other Events.

On June 8, 2016, the Company issued a press release announcing the acquisition of Conexus.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated June 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2016

PFSweb, Inc.

By:	/s/ Thomas J. Madden
Name:	Thomas J. Madden
Title:	Executive Vice President and Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 8, 2016.